Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




            Prospectus Supplement to Prospectus dated [  ], 199[ ]

                    CARD ACCOUNT TRUST, SERIES 199[ ]-[  ]

$[ ] [Class A] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates [$[ ] [Class B] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates]

                ASSET BACKED SECURITIES CORPORATION, DEPOSITOR

   The Card Account Trust, Series 199[ ]-[ ] (the "Trust") will be formed pursuant to a trust agreement dated as of [ ], 199[ ] (the "Trust
Agreement") [between] [among] Asset Backed Securities Corporation (the "Depositor"), [and] [Trustee name], as trustee (the "Trustee") [and [Seller name], as Seller]. The Trust will issue $ [ ] aggregate principal amount of [Class A] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates (the "[Class A] Certificates") [and $ [ ] aggregate principal amount of [Class B] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates (the "[Class B] Certificates," and together with the [Class A] Certificates, the "Certificates")]. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated [ ], 199[ ] attached hereto (the "Prospectus").

                                               (Continued on the following page)

                                   ________

  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN THE DEPOSITOR, TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE
     EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING ASSETS [OTHER THAN THE GOVERNMENT SECURITIES] [OTHER THAN THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.

       PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 2 "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 33
                              OF THE PROSPECTUS.

   PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA
      CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS

  THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================================

                                        Price to Public               Underwriting Discount         Proceeds to the Depositor (1)
------------------------------------------------------------------------------------------------------------------------------------

Per [Class A] Certificate
------------------------------------------------------------------------------------------------------------------------------------

[Per Class B Certificate]
------------------------------------------------------------------------------------------------------------------------------------

          Total
====================================================================================================================================

(1) Before deduction of expenses payable by the Depositor, estimated to be $[ ].

                                   ________

    The Certificates offered hereby will be purchased by 3 CREDIT SUISSE First Boston Corporation (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Certificates are expected to be $[ ] before deducting expenses payable by the Depositor of $[ ].

    The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Certificates will be [available for delivery] [delivered in book-entry form] [at the offices of the Underwriter] [through the facilities of The Depository
Trust Company] on or about [    ], 199[ ].  [The Certificates will be offered in
the United States of America and in Europe].

                                   ________


                        Underwriters of the Securities
                            [INSERT CSFB LOGO HERE]


           The date of this Prospectus Supplement is [  ], 199[  ].

(Continued from the previous page)



    The assets of the Trust will consist primarily of [(a)] certain asset backed certificates (collectively, the "Card Receivables Backed Securities," or "CRB Securities") each issued pursuant to a pooling and servicing agreement or master pooling and servicing agreement (collectively, the "[CRB] Agreements") [and (b) [describe Government Securities, if any](the "Government Securities"), EACH ISSUED PURSUANT TO [DESCRIBE AGREEMENTS] (COLLECTIVELY THE "GOVERNMENT AGREEMENTS")] [AND (C) [DESCRIBE PRIVATE LABEL CUSTODY RECEIPT SECURITIES , IF ANY (THE "PRIVATE LABEL CUSTODY RECEIPT SECURITIES"), each issued pursuant to [describe agreements] (collectively, the 4 "PRIVATE LABEL CUSTODY RECEIPT AGREEMENTS")]. THE CRB AGREEMENTS [and the Government Agreements 5] [AND THE PRIVATE LABEL CUSTODY RECEIPT Agreements 6] ARE the "Agreements" 7. Each of the CRB Securities evidences an interest in a trust created by one of the Agreements, the property of which includes a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] accounts (collectively, the "Accounts"), all monies due in payment of the Receivables and certain related properties, as more fully described herein. The CRB Securities [and the Government Securities] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] [will be transferred to the Trust by the Depositor] [will be purchased by the Trust with funds received from the Depositor in exchange for the Certificates] pursuant to the Trust Agreement. [In addition, the Trust will enter into the Ancillary Arrangements (as defined herein).] [The trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date.]

    The [Class A] Certificates will represent in the aggregate fractional undivided interests in [approximately [ %] of] the Trust. [The Class B Certificates[, which are not being offered hereby,] will represent in the aggregate fractional undivided interests in [approximately [ %] of] the Trust.]

    Distributions on the Certificates will be made on the [ ] day of each [month] [quarter] [semi-annual period] or, if any such day is not a Business Day, on the next succeeding Business Day (the "Distribution Date") commencing [ ], 199[ ].

    Interest at a rate equal to [   %]  [insert Class A Certificate Rate
formula] will be distributed to the [Class A] Certificateholders on each
Distribution Date.  [Interest at a rate equal to [   %] [insert Class B
Certificate Rate formula] will be distributed to the Class B Certificateholders on each Distribution Date.]

    Principal, to the extent described herein, will be distributed to the [Class A] Certificateholders on each Distribution Date, commencing with the [ ], 199[ ] Distribution Date (or earlier under certain circumstances). [Principal, to the extent described herein, will be distributed to the [Class B] Certificateholders on each Distribution Date, commencing with the [ ], 199[ ] Distribution Date (or earlier under certain circumstances).]


    The description[s] of the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] contained in this Prospectus Supplement is [are] qualified in its [their] entirety by reference to the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the CRB Securities (collectively, the "[CRB Securities] [Underlying] Disclosure Documents") [, the terms of the Prospectuses, Prospectus Supplements and other offering documents related to each of the Government Securities (collectively, the "Government Securities Disclosure Documents" 8] AND [THE TERMS OF THE PROSPECTUSES, PROSPECTUS SUPPLEMENTS AND OTHER OFFERING DOCUMENTS RELATED TO EACH OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES (COLLECTIVELY, THE "PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISCLOSURE DOCUMENTS")] ; [and the Government Securities Disclosure Documents 9] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISCLOSURE DOCUMENTS,] together with the CRB Securities Disclosure Documents, the "Underlying Disclosure Documents") and the Agreements. Copies of the Underlying Disclosure Documents and the Agreements are available
from First Boston by calling    at    .Investors are urged to obtain copies of
such documents and read this Prospectus Supplement in conjunction therewith.

                                   ________

    THE CERTIFICATES OFFERED HEREBY CONSTITUTE PART OF A SEPARATE SERIES OF ASSET BACKED CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED [ ], 199[ ]. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL AS WELL AS ANY PROSPECTUS RELATING TO THE CRB SECURITIES. [NON-U.S. INVESTORS ARE ALSO URGED TO READ THE GLOBAL PROSPECTUS SUPPLEMENT.] SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS [AND, IF A NON-U.S. PURCHASER, THE GLOBAL PROSPECTUS SUPPLEMENT].

    THERE IS CURRENTLY NO MARKET FOR THE CERTIFICATES AND THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT ARE NOT OBLIGATED, TO MAKE A MARKET IN THE CERTIFICATES. THERE CAN BE NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR IF IT DOES DEVELOP THAT IT WILL CONTINUE.

POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

    UNTIL _____, _____ ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS TO INVESTORS [AND MAY BE REQUIRED TO DELIVER A GLOBAL PROSPECTUS SUPPLEMENT TO NON-U.S. INVESTORS]. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


                             AVAILABLE INFORMATION

    The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

--------------------------------------------------------------------------------

                               SUMMARY OF TERMS


    The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus [and prospectus supplement] for each of the CRB Securities [and the [describe Government Securities disclosure documents, if any] for the Government Securities] [AND THE [DESCRIBE PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISCLOSURE DOCUMENTS, IF ANY] FOR THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES ]. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.


Securities Offered..................... [Class A] [ %] [Floating Rate]
                                        [Adjustable Rate] Asset Backed
                                        Certificates (the "[Class A]
                                        Certificates"); and

                                        [[Class B] [ %] [Floating Rate]
                                        [Adjustable Rate] Asset Backed
                                        Certificates (the "[Class B]
                                        Certificates" and, together with the
                                        [Class A] Certificates, the
                                        "Certificates").]

Trust.................................. Card Account Trust, Series 199[  ]-[
                                        ] (the "Trust" or the "Issuer"), a
                                        trust established pursuant to the
                                        Trust Agreement (as defined herein).

Depositor.............................. Asset Backed Securities Corporation is a
                                        special-purpose Delaware corporation
                                        organized for the purpose of issuing the
                                        Certificates and other securities issued
                                        under the Registration Statement backed
                                        by receivables or underlying securities
                                        of various types and acting as settlor
                                        or depositor with respect to trusts,
                                        custody accounts or similar arrangements
                                        or as general or limited partner in
                                        partnerships formed to issue securities.
                                        It is not expected that the Depositor
                                        will have any significant assets. The
                                        Depositor is an indirect, wholly owned
                                        finance subsidiary of Collateralized
                                        Mortgage Securities Corporation, which
                                        is a wholly owned subsidiary of 10
                                        CREDIT SUISSE First Boston Securities
                                        Corporation, which is a wholly owned
                                        subsidiary of 11 CREDIT SUISSE First
                                        Boston, Inc. Neither 12 CREDIT SUISSE
                                        First Boston Securities Corporation nor
                                        13 CREDIT SUISSE First Boston, Inc., nor
                                        any of their affiliates, has guaranteed,
                                        will guarantee or is or will be
                                        otherwise obligated with respect to any
                                        Series of Securities.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                        The Depositor's principal executive
                                        office is located at Park Avenue Plaza,
                                        55 East 52nd Street, New York, New York
                                        10055, and its telephone number is (212)
                                        909-2000.

Trust Agreement........................ Pursuant to a trust agreement dated CRB
                                        Securities as of [ ], 199[ ] (the "Trust
                                        Agreement"), [between] [among] the
                                        Depositor and [insert Trustee name] in
                                        its capacity as trustee (the "Trustee")
                                        [and the Seller], the Trust will issue
                                        the [Class A] Certificates in an initial
                                        aggregate amount of $[ ] [and the Class
                                        B Certificate in an initial aggregate
                                        amount of $[ ]].

CRB Securities......................... The CRB Securities are described herein and in Appendix A attached to this
                                        Prospectus Supplement. The CRB
                                        Securities will consist of certain asset
                                        backed certificates, as more Securities
                                        fully described herein, each issued
                                        pursuant to a pooling and servicing
                                        agreement or master pooling and
                                        servicing agreement (collectively, the
                                        "Agreements").

[Government Securities]................ [Describe Government Securities] (the
                                        Risk Factors "Government Securities")].

[PRIVATE LABEL CUSTODY RECEIPT          [DESCRIBE PRIVATE LABEL CUSTODY RECEIPT
SECURITIES]............................ (THE "PRIVATE LABEL CUSTODY RECEIPT
                                        SECURITIES ")].

Risk Factors........................... For a discussion of risk factors that should be considered in respect of an
                                        investment in the Certificates, see
                                        "Risk Factors" herein and in the
                                        Prospectus.

Description of Certificates............ Each of the Certificates will represent a fractional undivided interest in the
                                        Trust as described herein.

                                        The [Class A] Certificates will evidence in the aggregate an undivided ownership interest in approximately [ %] of the Trust (the "[Class A] Percentage") [and the [Class B] Certificates will evidence in the aggregate an undivided ownership interest in approximately [ %] of the Trust (the "[Class B] Percentage")].
                                        [Only the Class A Certificates are being offered hereby.] [The Class B
                                        Certificates will be


--------------------------------------------------------------------------------

                                        subordinated to the Class A Certificates to the extent described herein.] See
                                        "THE CERTIFICATES" herein.

Interest Distributions on the
 Certificates.......................... Interest will accrue on the unpaid principal amount of the [Class A]
                                        Certificates at a rate per annum equal
                                        to [insert [Class A] Certificate Rate
                                        formula] payable [monthly] [quarterly]
                                        [semi-annually] on each Distribution
                                        Date [subject to a maximum rate of [ ]%
                                        until the [ ], 199[ ] Distribution Date]
                                        [, and subsequently subject to no
                                        maximum rate] (the "[Class A]
                                        Certificate Interest Rate"). Interest
                                        will accrue on the unpaid principal
                                        amount of the [Class B] Certificates at
                                        a rate per annum equal to [insert Class
                                        B Certificate Rate formula] payable
                                        [monthly] [quarterly] [semi-annually] on
                                        each Distribution Date [subject to a
                                        maximum rate of [ ]% until the [ ], 199[
                                        ] Distribution Date] [, and subsequently
                                        subject to no maximum rate (the "[Class
                                        B] Certificate Interest Rate").]

                                        Interest will be distributed to
                                        Certificateholders on each Distribution
                                        Date [to the extent that funds are
                                        available therefor, from] [(i)] the
                                        Interest Distribution Amount , [(ii)]
                                        [the Reserve Account,] [and] [(iii)]
                                        [amounts payable to the Trust pursuant
                                        to the Ancillary Arrangements]. Interest in respect of a Distribution Date will accrue on the Certificates from and including the preceding Distribution
                                        Date (in the case of the first
                                        Distribution Date, from and including [
                                        ], 199[ ] (the "Closing Date")) to but
                                        excluding such Distribution Date (each,
                                        a "Collection Period") [and will be
                                        calculated on the basis of the actual
                                        number of days in such Collection Period divided by 360] [and will be calculated on the basis of a 360 day year of twelve
                                        30 day months].

Principal Distributions
 on the Certificates................... No principal will be distributable to
                                        Certificateholders until the [ ], 199[ ]
                                        Distribution Date or, upon the
                                        occurrence of a CRB Securities
                                        Amortization Event, the first
                                        Distribution Date thereafter, as
                                        described herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                        Principal distributable on the
                                        Certificates will equal the principal
                                        received on the CRB Securities [and the
                                        Government Securities] [AND THE PRIVATE
                                        LABEL CUSTODY RECEIPT SECURITIES ].

                                        Principal of the [Class A] Certificates
                                        will be payable on each Distribution
                                        Date, pro rata to the [Class A]
                                        Certificateholders, in a maximum amount
                                        equal to the [Class A] Principal
                                        Distributable Amount for the related
                                        Collection Period. The [Class A]
                                        Principal Distributable Amount with
                                        respect to any Distribution Date will
                                        equal the [Class A] Percentage of the
                                        Principal Distribution Amount for the
                                        related Collection Period.

                                        [On each Distribution Date, [subject to
                                        the prior distribution on such date of
                                        the [Class A] Interest Distributable
                                        Amount and the [Class A] Principal
                                        Distributable Amount,] the Trustee will
                                        distribute to holders of the [Class B]
                                        Certificateholders (i) the [Class B]
                                        Interest Distributable Amount to the
                                        extent of funds available therefor from
                                        the [Class B] Percentage of the Interest
                                        Distribution Amount and the Reserve
                                        Account and (ii) the [Class B] Principal
                                        Distributable Amount. The [Class B]
                                        Principal Distributable Amount with
                                        respect to any Distribution Date will
                                        equal the [Class B] Percentage of the
                                        Principal Distribution Amount for the
                                        related Collection Period.]

                                        The outstanding principal amount, if
                                        any, of the [Class A] Certificates [and
                                        the [Class B] Certificates] will be
                                        payable in full on [ ], 199[ ] (the
                                        "Final Scheduled Distribution Date").

[Optional Prepayment................... If the Depositor exercises its option to purchase the CRB Securities [and the
                                        Government Securities], [AND THE PRIVATE
                                        LABEL CUSTODY RECEIPT SECURITIES], which
                                        it may do after the aggregate principal
                                        balance of the CRB Securities [and the
                                        Government Securities] [AND THE PRIVATE
                                        LABEL CUSTODY RECEIPT SECURITIES] (the
                                        "Pool Balance") declines to [ %] or less
                                        of the initial Pool Balance, the [Class
                                        A] Certificateholders will receive an


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                        amount equal to the[Class A] Certificate
                                        Balance together with accrued interest
                                        at the [Class A] Certificate Rate, [and
                                        the [Class B] Certificateholders will
                                        receive an amount equal to the Class B
                                        Certificate Balance together with
                                        accrued interest at the Class B
                                        Certificate Rate], and the Certificates
                                        will be retired.]

[Credit Enhancement.................... Subordination. The rights of the [Class
                                        B] Certificateholders to receive
                                        distributions to which they would
                                        otherwise be entitled with respect to
                                        the CRB Securities [and the Government
                                        Securities] [AND THE PRIVATE LABEL
                                        CUSTODY RECEIPT SECURITIES ] are
                                        subordinated to the rights of the [Class
                                        A] Certificateholders, as described more
                                        fully herein.]

                                        [Reserve Account. The Reserve Account
                                        will be created with an initial deposit
                                        by the Depositor on the Closing Date of
                                        cash government securities or other
                                        eligible investments having a value of
                                        at least $[ ] (the "Reserve Account
                                        Initial Deposit"). Funds will be
                                        withdrawn from the Reserve Account on
                                        any Distribution Date if, and to the
                                        extent that, the Total Distribution
                                        Amount for the related Collection Period is less than the [Class A] Distributable
                                        Amount. Such funds will be distributed
                                        to the [Class A] Certificateholders. In
                                        addition, after giving effect to any
                                        such withdrawal and distribution to the
                                        [Class A] Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the [Class A]
                                        Distributable Amount is less than the
                                        [Class B] Distributable Amount. Such
                                        funds will be distributed to the [Class
                                        B] Certificateholders.]

                                        [On each Distribution Date, the Reserve
                                        Account will be reinstated up to the
                                        Required Reserve Account Balance by the
                                        deposit thereto of the portion, if any,
                                        of the Total Distribution Amount
                                        remaining after payment of the [Class A]
                                        Distributable Amount [and the [Class B]
                                        Distributable Amount]. The "Required
                                        Reserve Account Balance" with respect to any Distribution Date generally will be equal to [insert Required Reserve
                                        Account Balance formula].


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Certain amounts in the Reserve
                                        Distribution Date Account on any
                                        Distribution Date (after giving effect
                                        to all distributions to be made on such
                                        Distribution Date) in excess of the
                                        Specified Reserve Account Balance for
                                        such Distribution Date will be released
                                        to the Depositor and will no longer be
                                        available to the Certificateholders.]

                                        [The Reserve Account will be maintained
                                        with the Trustee as a segregated trust
                                        account, but will not be part of the
                                        Trust.]

Distribution Date...................... The [ ] day of each [month] Record Date
                                        [quarter] [semi-annual period] or, if
                                        such day is not a Business Day, the next
                                        succeeding Business Day, commencing on [
                                        ], 199[ ]. A "Business Day" is any day
                                        other than a Saturday or Sunday or
                                        another day on which banking
                                        institutions in New York, New York are
                                        authorized or obligated by law,
                                        regulations or executive order to be
                                        closed.

Record Date............................ Distributions on the Certificates Form
                                        and Registration will be made to holders
                                        of Certificates (each a
                                        "Certificateholder") in whose name the
                                        Certificates were registered at the
                                        close of business on the last day of the
                                        month prior to the [month] [quarter]
                                        [semi-annual period] in which such
                                        distribution occurs.

Form and Registration.................. [The Certificates will initially be delivered in book-entry form ("Book-
                                        Entry Certificates"). Certificateholders
                                        will initially hold their interests
                                        through the Depository Trust Company
                                        ("DTC"). Transfers within DTC will be in
                                        accordance with the usual rules and
                                        operating procedures of DTC. So long as
                                        the Certificates are Book-Entry
                                        Certificates, such Certificates will be
                                        evidenced by one or more securities
                                        registered in the name of Cede & Co.
                                        ("Cede"), as the nominee of DTC. No
                                        Certificateholder will be entitled to
                                        receive a definitive certificate
                                        representing such person's interest (a
                                        "Definitive Certificate"), except in the
                                        event that Definitive Certificates are
                                        issued under the limited circumstances
                                        described in "CERTAIN INFORMATION
                                        REGARDING THE SECURITIES--Definitive
                                        Securities" in the Prospectus. All
                                        references in this Prospectus Supplement
                                        to Certificates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                        reflect the rights of Certificateholders only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK
                                        FACTORS--Book-Entry Registration" and
                                        "CERTAIN INFORMATION REGARDING THE
                                        SECURITIES--Book-Entry Registration" in
                                        the Prospectus and Annex I thereto.]

Denominations.......................... The Certificates will be issued in minimum denominations of $[ ] and
                                        integral multiples of $1,000 in excess
                                        thereof.

[Ancillary Arrangements................ On the Closing Date the Trust will enter into ancillary arrangements (such
                                        arrangements, the "Ancillary
                                        Arrangements").]

[Calculation of LIBOR.................. LIBOR applicable to the calculation of the interest rate on the Certificates in
                                        respect of a Distribution Date shall be
                                        equal to the weighted average of the
                                        LIBOR Interest rates (weighted on the
                                        basis of the outstanding principal
                                        balances of the CRB Securities
                                        immediately prior to such date)
                                        applicable to the distribution of
                                        interest on the CRB Securities
                                        distributable on such date.]

Tax Consequences....................... In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust will
                                        be classified as a grantor trust for
                                        federal income tax purposes and will not
                                        be classified as an association taxable
                                        as a corporation. Subject to the
                                        discussion under "MATERIAL FEDERAL
                                        INCOME TAX CONSEQUENCES" in the
                                        Prospectus, each Owner of a beneficial
                                        interest in the Certificates must
                                        include in income its pro rata share of
                                        interest and other income from the CRB
                                        Securities [and Government Securities]
                                        [AND PRIVATE LABEL CUSTODY RECEIPT
                                        SECURITIES] and, subject to certain
                                        limitations, may deduct its pro rata
                                        share of fees and other deductible
                                        expenses paid by the Trust. See
                                        "MATERIAL FEDERAL INCOME TAX
                                        CONSEQUENCES" in the Prospectus [and the
                                        discussion under "MATERIAL FEDERAL
                                        INCOME TAX CONSIDERATIONS" herein] for
                                        additional information concerning the
                                        application of federal income tax laws
                                        to the Trust and the Certificates.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Legal Investment....................... Institutions whose investment activities are subject to legal investment laws and
                                        regulations or to review by certain
                                        regulatory authorities may be subject to
                                        restrictions on investment in the
                                        Certificates. See "LEGAL INVESTMENT
                                        CONSIDERATIONS" herein.

ERISA.................................. Except as otherwise described herein, the Certificates may not be acquired by
                                        an employee benefit plan subject to the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended ("ERISA"), by any
                                        individual retirement account or by any
                                        other "plan" as defined in Section 4975
                                        of the Internal Revenue Code of 1986 as
                                        amended (the "Code"). See "ERISA
                                        CONSIDERATIONS" herein and in the
                                        Prospectus.

Rating................................. It is a condition to the issuance of the
                                        [Class A] Certificates that they be
                                        rated [in the highest rating category]
                                        by at least one Rating Agency, as
                                        defined herein. [It is a condition to
                                        the issuance of the [Class B]
                                        Certificates that they be rated [in one
                                        of the three highest rating categories]
                                        by at least one Rating Agency.] There is
                                        no assurance that such rating will
                                        continue for any period of time or that
                                        it will not be revised or withdrawn
                                        entirely by such rating agency if, in
                                        its judgement, circumstances so warrant.
                                        A revision or withdrawal of such rating
                                        may have an adverse effect on the market
                                        price of the Certificates. A security
                                        rating is not a recommendation to buy,
                                        sell or hold securities.


--------------------------------------------------------------------------------

                                 RISK FACTORS

    In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.


    Limited Liquidity. There is currently no secondary market for the Certificates. 14 CREDIT SUISSE First Boston currently intends to make a market in the Certificates but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Certificates or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or will continue for the life of the Certificates.


    No Obligation of Depositor to Make Payments in Respect of Securities. The Depositor is not obligated to make any payments in respect of the Certificates[, or] the CRB Securities [or the Government Securities] [OR THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES ].


    Maturity Assumptions and Risk of Prepayment or Early Amortization. The rate of payment of principal of the Certificates, the aggregate amount of each distribution on, and the yield to maturity of, the Certificates will depend on the rate of payment of principal of the CRB Securities [and the Government Securities] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES ]. Each series of the CRB Securities is subject to early amortization upon the occurrence of any of the amortization events applicable to such CRB Securities as described herein and in the prospectus used in connection with the offering of such CRB Securities. [Describe basis risk 15 and yield considerations relating to the Government Securities.] [DESCRIBE BASIS RISK AND YIELD CONSIDERATIONS RELATING TO THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES.]

    The rate of payment of principal of the Certificates may also be affected by the repurchase by an issuer of CRB Securities (a "CRB Issuer") of the CRB Securities it has issued pursuant to a purchase option, which may be exercised
after the aggregate principal balance of such CRB Securities is less than [   %]
of their original principal balance at a purchase price equal to a percentage of the principal balance of such CRB Securities plus accrued and unpaid interest. In such event, the repurchase price paid by the Issuer would be passed through to the Certificateholders as a payment of principal.

    Limited Rating of the Certificates. It is a condition to the issuance and sale of the [Class A] Certificates that they be rated [in the highest rating category] by [at least one of] [Moody's Investors Service, Inc. ("Moody's")] [and] [Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P")] ([each of] [Moody's] [and] [S&P] [being hereinafter referred to as] a "Rating Agency"). [It is a condition to the issuance and sale of the Class B Certificates that they be rated [in one of the three highest] rating categories by [at least one Rating Agency.] A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. However, a Rating Agency does not evaluate, and the ratings of the Certificates do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

    [Risks Attendant to Investments in Interest-only or Principal-only Certificates. [If Certificates are Interest-only or Principal-only certificates, discuss risks attendant thereto.]]


                                   THE TRUST

GENERAL


    The Issuer, Card Account Trust, Series 199[ ]-[ ], is a trust formed pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CRB Securities [and the Government Securities] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] [and the Private Label Custody Receipt Securities] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making distributions on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Trust Agreement dated as of
[    ], 199[ ] [between] [among] the Depositor [and] [insert Trustee name], as
Trustee [and [Seller name], as Seller.] The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

    The following summaries describe the material terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete descriptions of all of the terms of the Certificates and the Trust Agreement and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Certificates and the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "THE TRUST AGREEMENT" herein for a summary of additional terms of the Trust Agreement.

     The Certificates will be issued in book-entry form only ("Book-Entry Certificates") and will represent undivided interests in the Trust. The
Certificates will be issued in minimum denominations of $[    ] and integral
multiples of $1,000 in excess thereof.

[BOOK-ENTRY CERTIFICATES]

     [The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial principal balance of the Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount
of $[    ] and integral multiples of $1,000 in excess thereof.  The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "CERTAIN INFORMATION REGARDING THE SECURITIES--Definitive Securities," no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a Definitive Certificate.]

     [Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through the Depository and its participating organizations. Any reports on the Trust provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository's participating organizations to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.]

     [For a description of the procedures generally applicable to the Book-Entry Certificates, see "CERTAIN INFORMATION REGARDING THE SECURITIES--Book-Entry Registration" in the Prospectus.]

DISTRIBUTIONS ON CERTIFICATES

     Distributions on the Certificates, as described below, will be made by the Trustee on the Distribution Date to persons in whose names the Certificates are registered on the last day of the month preceding the [month] [quarter] [semi-annual period] in which such Distribution Date occurs (the "Record Date"). Distributions to each Certificateholder will be made by the Trustee to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Distribution Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.


DISTRIBUTIONS OF INTEREST

     The [Class A] Certificates will bear interest on the aggregate principal amount of the [Class A] Certificates of an annual rate equal to [insert Class A Certificate Rate formula], [subject to a maximum rate of [insert cap if any]
until the [    ], 199[_] Distribution Date] [,and subsequently subject to no maximum rate] (the "[Class A] Certificate Interest Rate").

     [The [Class B] Certificates will bear interest on the aggregate principal amount of the [Class B] Certificates of an annual rate equal to [insert Class B Certificate Rate formula], [subject to a maximum rate of [insert cap if any]
until the [    ], 199[_] Distribution Date][, and subsequently subject to no maximum rate] (the "Class B Certificate Interest Rate").]

     Interest accrued on the Certificates will be distributable [monthly] [quarterly] [semi-annually] [on each Distribution [and] Date] [to the extent of funds available therefor from] [(i)] [the Interest Distribution Amount] [and] [(ii)] [amounts, if any, on deposit in the Reserve Account] [and] [(iii)] [amounts payable to the Trust pursuant to the Ancillary Arrangements]. Interest in respect of a Distribution Date will accrue on the outstanding principal amount of the Certificates from and including the preceding Distribution Date (in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such current Distribution Date (each, a "Collection Period"). Interest will be calculated [on the basis of the actual number of days in each Collection Period divided by 360] [on the basis of a 360 day year of twelve 30 day months].



     [Calculation of LIBOR: LIBOR applicable to the calculation of the interest rates on the Certificates in respect of a Distribution Date shall be calculated by the Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CRB Securities [and Government Securities][AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] immediately prior to such Distribution Date) applicable to the distribution of interest on the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] distributable on the CRB Securities Distribution Date (as defined herein) [and Government Securities Distribution Date, as applicable] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISTRIBUTION DATE, AS APPLICABLE] occurring on such Distribution Date. The LIBOR applicable to the CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES -- Interest Distributions" [and "DESCRIPTION OF THE GOVERNMENT SECURITIES -- INTEREST DISTRIBUTIONS" HEREIN.] [AND "DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES -- Interest Distributions" herein.]

     On each Distribution Date, interest distributions on the CRB Securities in excess of the amount required to be distributed as interest to Certificateholders on any Distribution Date shall be available to pay the expenses of the Trust (including the fees and expenses of the Trustee), and any remaining amounts shall be distributed to the Depositor.


DISTRIBUTIONS OF PRINCIPAL

     No principal will be distributable to [Class A] Certificateholders until
the [      ] Distribution Date, or upon the occurrence of a CRB Securities
Amortization Event, the First Distribution Date thereafter, as described herein. [No principal will be distributable to the [Class B] Certificateholders until the principal amount of the [Class A] Certificates has been paid in full.] Principal distributions to [Class A] Certificateholders are expected to commence
on the [    ]  Distribution Date.  [Principal distributions to the [Class B]
Certificateholders are expected to commence on the [       ]  Distribution
Date.] If, however, a CRB Securities Amortization Event (as defined herein) shall occur, principal distributions on the Certificates will commence on the first Distribution Date after such CRB Securities Amortization Event.


     With respect to each CRB Securities Distribution Date in respect of which principal is distributed on the CRB Securities, [and each Government Securities Distribution Date in respect of which principal is distributed on the Government Securities,] [AND EACH PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISTRIBUTION DATE IN RESPECT OF WHICH PRINCIPAL IS DISTRIBUTED ON THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES,] principal distributions will be made on the Certificates on the Distribution Date [occurring immediately after such dates] [occurring on such date] in an amount equal to the principal distributed on the CRB Securities [and the Government Securities][AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES]. Such principal will be distributed on a pro rata basis in accordance with the outstanding principal balances of the Certificates. Principal of the [Class A] Certificates will be payable on each Distribution Date, pro rata to the [Class A] Certificateholders, in a maximum amount equal to the [Class A] Principal Distributable Amount for the related Collection Period. The [Class A] Principal Distributable Amount with respect to any Distribution Date will equal the [Class A] Percentage of the Principal Distribution Amount for the related Collection Period.

     [On each Distribution Date, subject to the prior distribution on such date of the [Class A] Interest Distributable Amount and the [Class A] Principal Distributable Amount, the Trustee will distribute to holders of the [Class B] Certificates (i) the [Class B] Interest Distributable Amount to the extent of funds available therefor from the [Class B] Percentage of the Interest Distribution Amount and the Reserve Account and (ii) the [Class B] Principal Distributable Amount. The [Class B] Principal Distributable Amount with respect to any Distribution Date will equal the [Class B] Percentage of the Principal Distribution Amount for the related Collection Period. The outstanding principal amount of the [Class A] Certificates [and the [Class B] Certificates], if any, will be payable in full on [ ] (the "Final Scheduled Distribution Date").]

     The aggregate principal balance of the Certificates at any time will be equal to the [sum of the] outstanding principal balance[s] of the CRB Securities [and the Government Securities] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] at such time. As more fully described herein, the outstanding principal balance of the CRB Securities will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CRB Securities.


[ANCILLARY ARRANGEMENTS]

     [On the Closing Date the Trust will enter into ancillary arrangements (such arrangements, the "Ancillary Arrangements")].

     [Insert description of Ancillary Arrangements.]

[RESERVE ACCOUNT]

     [A reserve account (the "Reserve Account") will be created with an initial deposit by the Depositor on the Closing Date of cash government securities or
other eligible investments having a value of at least $[    ] (the "Reserve
Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the [Class A] Distributable Amount. Such funds will be distributed to the [Class A] Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the [Class A] Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the [Class A] Distributable Amount is less than the [Class B] Distributable Amount. Such funds will be distributed to the [Class B] Certificateholders.]

     [On each Distribution Date, the Reserve Account will be reinstated up to the Required Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the [Class A] Distributable Amount and the [Class B] Distributable Amount. The "Required Reserve Account Balance" with respect to any Distribution Date generally will be equal to [insert Required Reserve Account Balance formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Required Reserve Account Balance for such Distribution Date will be released to the Depositor and will no longer be available to the Certificateholders.]

     [The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.]

DISTRIBUTIONS ON THE CRB SECURITIES [AND GOVERNMENT SECURITIES] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES]; COLLECTION ACCOUNT


     All distributions on the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES ] will be remitted directly to an account (the "Collection Account") to be established with the Trustee under the Trust Agreement on the Closing Date. The Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Certificates. [The "CRB Securities Distribution Date" in each [month] [quarter] [semi-annual period] is the Distribution Date for such [month] [quarter] [semi-annual period.] [Describe "Government Securities Distribution Date".][DESCRIBE "PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISTRIBUTION DATE".]



[[ASSIGNMENT] [PURCHASE] OF CRB SECURITIES [AND GOVERNMENT SECURITIES] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES ]]

     [The Depositor will acquire the CRB Securities for deposit into the Trust from [insert Seller name, if any]. At the time of issuance of the Certificates, the Depositor will cause the beneficial interest in such CRB Securities, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Trustee's participant account at The Depository Trust Company.] [The CRB Securities will be purchased by the Trust with funds received from the Depositor in exchange for the Certificates.]

     [The Depositor will acquire the Government Securities for deposit into the Trust [describe method of acquisition of Government Securities.]]


     [THE DEPOSITOR WILL ACQUIRE THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES FOR DEPOSIT INTO THE TRUST [DESCRIBE METHOD OF ACQUISITION OF PRIVATE LABEL CUSTODY RECEIPT SECURITIES.]]

                      DESCRIPTION OF THE CRB  SECURITIES

     The table below sets forth certain of the characteristics of the CRB Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CRB Securities were offered and sold. The CRB Securities are not listed on any securities exchange.

                 DESCRIPTION OF THE CRB SECURITIES


Issuer......................................................................

Servicer....................................................................

Trustee.....................................................................

Designation.................................................................

Principal Amount to be Sold to Trust........................................

Approximate percentage of total CRB Securities to be Sold to Trust..........

Initial Certificate Amount..................................................

Series Termination Date.....................................................

Certificate Rate............................................................

CRB Securities Distribution Date............................................

Commencement of Controlled Amortization Period..............................

Minimum Seller's Percentage.................................................

Cash Collateral Guaranty Amount.............................................

Percentage of Subordinated Class B Certificates.............................

Optional Repurchase Percentage..............................................

Ratings (Moody's/S&P).......................................................

GENERAL

     This Prospectus Supplement sets forth certain relevant terms with respect to the CRB Securities, but does not provide detailed information with respect to the CRB Securities. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the CRB Securities.

     Although neither the Depositor nor the Underwriter has any reason to believe the information provided by the originator of a CRB Securities or the prospectus relating to the CRB Securities is not reliable, neither the Depositor nor the Underwriter has verified either its accuracy or its completeness. Neither the Depositor nor the Underwriter warrants that events have not occurred which would affect either the accuracy or completeness of the information contained therein.


CRB SECURITIES CONSIDERATIONS; RECENT DEVELOPMENTS

     Each of the CRB Securities represents an obligation of the related CRB Issuer only. Prospective investors in the Securities should consider carefully the risk factors [insert applicable references] in each CRB Securities Offering Document and should avail themselves of the same information concerning each CRB Seller, CRB Servicer and CRB Issuer as they would if they were purchasing the CRB Securities or similar investments backed by Receivables. Each CRB Issuer [or [ ], as originator of a CRB Issuer,] is subject to the informational requirements of the Exchange Act. Accordingly, each CRB Issuer or [ ] files annual and periodic reports and other information, including Monthly Servicer Reports (collectively, "CRB Issuer Exchange Act Reports") with the Commission. Copies of such CRB Issuer Exchange Act Reports, each CRB Securities Offering Document, Servicer Reports and other information, including Monthly Servicer Reports (collectively, the "CRB Securities Disclosure") may be inspected and copied at certain offices of the Commission at the addresses listed under "Available Information" in the Prospectus. If any CRB Issuer or [ ] ceases to be subject to the informational requirements of the Exchange Act, the Depositor will not be relieved from the informational requirements of the Exchange Act.

     Neither the Depositor nor the Underwriter participated in the [offering of the CRB Securities or in the] preparation of the publicly available information referred to above or of any CRB Securities Offering Document, nor has the Depositor or the Underwriter made any due diligence inquiry with respect to the information provided therein. Although neither the Depositor nor the Underwriter is aware of any material misstatements or omissions in any CRB Securities Offering Document speaking as of its date, the information provided therein or in the other publicly available documents referred to above cannot be verified by the Depositor or the Underwriter as to accuracy or completeness. Information set forth in each CRB Securities Offering Document speaks only as of the date of such CRB Securities Offering Document; there can be no assurance that all events occurring prior to the date hereof that would affect the accuracy or completeness of any statements included in such CRB

Securities Offering Document or in the other publicly available documents filed by or on behalf of the CRB Issuer have been publicly disclosed.

     [Describe any other recent material developments that may exist based on publicly available information.]

     AN INVESTMENT IN THE CERTIFICATES IS DIFFERENT FROM, AND SHOULD NOT BE CONSIDERED A SUBSTITUTE FOR, AN INVESTMENT IN THE CRB SECURITIES.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CRB Securities.

     The CRB Securities have been issued pursuant to Agreements entered into between various [sellers] [depositors] [or] [transferors] and various trustees. See "Appendix A" for a further description of the various CRB Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CRB Securities.

     Each of the CRB Securities represents an undivided interest in one of the CRB Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such CRB Securities. The assets of each CRB Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables in the Accounts, monies on deposit in certain accounts of the CRB Issuers, and the right to draw upon various enhancements. The assets of each CRB Issuer may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each of the CRB Securities represents the right to receive payments of interest for the related interest period at the applicable CRB Securities Certificate Interest Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CRB Securities Amortization Period (as defined herein) [or payments of principal on the Expected Final Payment Date] funded from collections of Receivables.

     [Each seller, transferor or depositor of CRB Securities (each, a "Seller") holds the interest in the Receivables of a CRB Issuer not represented by the CRB Securities and any other series of securities issued by the CRB Issuer. Such Seller or a transferee of such Seller holds an undivided interest in the CRB Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.]

INTEREST DISTRIBUTIONS

     Interest accrues on the CRB Securities at the certificate rate for each class and series of CRB Securities (a "CRB Securities Certificate Interest Rate"), from the date of the initial issuance of the CRB Securities. Interest at the applicable rate will be distributed to the holders of the CRB Securities monthly on each CRB Securities Distribution Date.

     Interest on the CRB Securities is calculated [on the basis of a 360 day year of twelve 30 day months].

     The CRB Securities [all] bear interest at [ %] [describe CRB Securities Certificate Interest Rates] [a rate [ ] per annum above the arithmetic mean of London interbank offered quotations for one-month Eurodollar deposits ("LIBOR")] [; provided, however, that the rate at which interest will accrue on the CRB Securities will in no event exceed [insert interest rate cap] per annum]. [LIBOR is determined according to [the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR")] [Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR")].]

PRINCIPAL DISTRIBUTIONS

     Generally, principal distributions due to the holders of the CRB Securities are scheduled to commence on [the first CRB Securities Distribution Date with respect to a controlled amortization period for a series of CRB Securities (a "CRB Securities Controlled Amortization Period"),] [the CRB Securities Expected Final Payment Date] but may be distributed earlier or later than such date. However, if a Rapid Amortization Event, Early Amortization Event, Payout Event, Liquidation Event, Economic Pay Out Event or other similar event (as such terms are defined in the Agreements) (each such event, a "CRB Securities Amortization Event") occurs, monthly distributions of principal to the holders of the CRB Securities will begin on the first CRB Securities Distribution Date following the occurrence of such CRB Securities Amortization Event. See "CRB Securities Amortization Events" below.

     If a CRB Securities Amortization Event does not occur, principal will be distributed to the holders of the CRB Securities on the [earlier of the] first CRB Securities Distribution Date during the applicable CRB Securities Controlled Amortization Period] [and the first CRB Securities Expected Final Payment Date]. If, however, the amount of principal distributed on the scheduled final CRB Securities Distribution Date is not sufficient to pay the holders of the CRB Securities in full, then monthly distributions of principal to the holders of CRB Securities will occur on each CRB Securities Distribution Date after the scheduled final CRB Securities Distribution Date until such holders of the CRB Securities are paid in full.

INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

     Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CRB Securities, the investor interest of any other series, and the Seller's Interest by reference to the investor percentage of the holders of the CRB Securities, the investor percentage of any other series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all series then outstanding.

ALLOCATION OF COLLECTIONS

     The CRB Servicer will deposit any payments collected by the CRB Servicer with respect to the Receivables and will generally allocate such amounts as follows:

          (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

          (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CRB Securities,

          (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate; provided, however, that such amount may not exceed the amount equal to the Seller's Interests,

          (d) during the CRB Securities Controlled Amortization Period or after the occurrence of a CRB Securities Amortization Event, collections of Principal Receivables will be allocated to the holders of CRB Securities based on the applicable investor percentage,

          [(e) on the Expected Final Payment Date, collections of Principal
               Receivables that have been deposited into a Principal Funding Account during the Controlled Accumulation Period will be allocated to the holders of CRB Securities.]

The term "Seller's Interest" also encompasses the terms Seller's Certificate, Exchangeable Seller's Certificate, Transferor's Certificate and Exchangeable Transferor's Certificate. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

CRB SECURITIES AMORTIZATION EVENTS

     The following is a summary of the typical CRB Securities Amortization Events for each series of CRB Securities. Certain additional CRB Securities Amortization Events unique to particular series of CRB Securities are described following this summary:

          (a) failure to make payments to holders of CRB Securities within the time periods given in the Agreements,

          (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

          (c) occurrence of a material default by a servicer of the Receivables underlying a series of CRB Securities (a "CRB Servicer"),

          (d) failure to maintain the Seller's Interest in an amount at least equal to the minimum Seller's Percentage of Principal Receivables in the CRB Issuer as of such date,

          (e) failure to maintain a certain minimum level of Receivables or Accounts, or inability of the Seller to transfer Receivables or Accounts to a CRB Issuer,

          (f) certain events of bankruptcy or insolvency relating to the Seller,

          (g) Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (h) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

          (i) the available amount of the Cash Collateral Guaranty is less than 3% of the amount of the investor interest for the underlying series of CRB Securities.

[Insert additional Amortization Events for particular CRB Securities.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, the CRB Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CRB Securities Servicing Fee") payable monthly. The CRB Securities Servicing Fee will be allocated among the Seller's Interest and the investor interests of all series issued by the CRB Issuer.

     Generally, the CRB Servicer will pay from its servicing compensation, certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CRB Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CRB Issuer or the holders of CRB Securities.

                   [DESCRIPTION OF THE GOVERNMENT SECURITIES]

     [The table below sets forth certain characteristics of the Government Securities . The table does not purport to be complete and is subject to, and qualified in its entirety by reference to [describe 16 GOVERNMENT SECURITIES DISCLOSURE DOCUMENT, IF ANY].]

                 DESCRIPTION OF THE GOVERNMENT SECURITIES

      [DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES]


     [THE TABLE BELOW SETS FORTH CERTAIN CHARACTERISTICS OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITY. THE TABLE DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO [DESCRIBE PRIVATE LABEL CUSTODY RECEIPT SECURITIES DISCLOSURE DOCUMENT, IF ANY].]

DESCRIPTION OF THE 17 PRIVATE LABEL CUSTODY RECEIPT SECURITIES

GENERAL

                                              [To be added.]

GOVERNMENT SECURITIES; RECENT DEVELOPMENTS


                                               [TO BE ADDED.]


PRIVATE LABEL CUSTODY RECEIPT SECURITIES; RECENT DEVELOPMENTS

                                              [To be added.]

INTEREST DISTRIBUTIONS

                                              [To be added.]

PRINCIPAL DISTRIBUTIONS

                                              [To be added.]

[SERVICING] [TRUSTEE] COMPENSATION; ALLOCATION OF EXPENSES

          [To be added.]

                                 THE DEPOSITOR

     The Depositor is a special-purpose Delaware corporation organized for the purpose of issuing the Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation, which is a wholly owned subsidiary of 18 CREDIT SUISSE First Boston Securities Corporation, which is a wholly owned subsidiary of 19 CREDIT SUISSE First Boston, Inc. Neither 20 CREDIT SUISSE First Boston Securities Corporation nor 21 CREDIT SUISSE First Boston, Inc. nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Certificates.

     The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

                              THE TRUST AGREEMENT

     The following summary describes the material terms of the Trust Agreement. The summary does not purport to be a complete description of all of the terms of the Trust Agreement and therefore is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such section or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE CERTIFICATES" herein for a summary of certain additional terms of the Trust Agreement.


COLLECTION OF DISTRIBUTIONS ON CRB SECURITIES [AND GOVERNMENT SECURITIES][AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES]


     The CRB Securities [and Government Securities][AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] will be assets of the Trust. All distributions on the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] will be made directly to the Trustee. The obligation of the Trustee in making distributions on the Certificates is limited to distributions on the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES][and] [payments actually received by the Trust pursuant to the Ancillary Arrangements] [and] [amounts available in the Reserve Account].

REPORTS TO CERTIFICATEHOLDERS


     The Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES].


     The Trustee shall forward by mail to each Certificateholder the most current CRB Securities [and Government Securities][AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES] Distribution Date Statement (as defined in the Trust Agreement) received by the Trustee as the date of such request.

AMENDMENT


     The Trust Agreement may be amended by the Depositor and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Trust Agreement, to add to the duties of the Depositor, or to add or amend any provisions of the Trust Agreement as required by a Rating Agency in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor nor the Trustee is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders. The Trust Agreement may also be amended by the Depositor and the Trustee with the consent of Certificateholders owning Voting Rights (as herein defined) aggregating not less than [ ]% of the aggregate Voting Rights for the purpose of the Trust Agreement or modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of distributions on the CRB Securities [and the Government Securities][AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Voting Rights of Certificates which are required to consent to any such amendment.

TERMINATION; RETIREMENT OF THE CERTIFICATES


     The Trust will terminate on the Distribution Date following the earliest of
(i) the Distribution Date on which the aggregate principal balance of the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last CRB Securities [and the Government Securities][AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] in the Trust and (iii) the Distribution Date in [ ]. In no event, however, will the Trust created by the Trust Agreement continue after the death of certain individuals named in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an officer or agency appointed by the Trustee which will be specified in the notice of termination.


ACTION IN RESPECT OF THE CRB SECURITIES [AND GOVERNMENT SECURITIES][AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES ]


     If at any time the Trustee, as the holder of the CRB Securities [or the Government Securities] [OR THE PRIVATE LABEL RECEIPT SECURITIES], is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Agreement, or if any Event of Default (as defined in the Agreements) occurs under the Agreements, the Trust Agreement provides that the Trustee, in its capacity as certificateholder of the CRB Securities [and Government Securities] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES], may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with the written directions of holders of the Certificate evidencing at least [_]% of the Voting Rights.

VOTING RIGHTS

     At all times, the "Voting Rights" of Certificateholders under the Trust Agreement will be allocated among the Certificates [in proportion to their respective Percentage Interests.] [The "Percentage Interest" represented by a Certificate will be equal to the percentage derived by dividing the denomination of such Certificate by the original aggregate principal balance of the Certificates as of the Closing Date.]

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Trustee nor any director, officer or employee of the Depositor or the Trustee will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     The Trustee may have normal banking relationships with the Depositor and/or its affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding at least [ %] of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for [_] days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

     The Trustee and the Certificateholders, by accepting the Certificates, will covenant that they will not at any time institute against the Depositor or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                  THE TRUSTEE

     [Trustee Name] is Trustee under the Trust Agreement. [Trustee Name] is a [_] banking corporation, and its principal offices are located at [_]. The Depositor or any of its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                                USE OF PROCEEDS


     [The net proceeds from the sale of the Certificates will be applied by the Depositor on the Closing Date towards the purchase price of the CRB Securities [and the Government Securities], [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES], the payment of expenses related to such purchase and other corporate purposes.] [The Depositor will transfer approximately [ %] of the net proceeds from the sale of the Certificates to the Trust to fund the purchase price to the Trust of the CRB Securities [and the Government Securities] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] and the payment of expenses related to such purchase.]

                 [MATERIAL FEDERAL INCOME TAX CONSIDERATIONS]

            [Additional tax disclosure to be added, if necessary.]


                             ERISA CONSIDERATIONS

     Under current law the purchase and holding of the Certificates by or on behalf of any Plan may result in a "prohibited transaction" within the meaning of ERISA and the Code. Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in
Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Trustee and the Depositor receive an opinion of counsel reasonably satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" for ERISA purposes and will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement. See "ERISA CONSIDERATIONS" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Certificates under various legal investments restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Certificates for legal investments or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to cause the Trust to sell to 22 CREDIT SUISSE First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

     The Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of [ %] per Certificates; the Underwriter and such dealers may allow a discount of [ %] per Certificates on sales to certain other dealers; and after the initial public offering of the Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                                    RATING

     It is a condition to issuance that the [Class A] Certificates be rated [in the highest rating category] by a Rating Agency. [It is a condition to issuance that the Class B Certificates be rated [in one of the three highest rating categories by a Rating Agency.]


     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the CRB Securities 23, the Government SECURITIES AND THE PRIVATE LABEL CUSTODY RECEIPT Securities. The rating takes into consideration the characteristics of the CRB Securities 24, the Government SECURITIES AND THE PRIVATE LABEL CUSTODY RECEIPT Securities and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS


Accounts............................................................................  S-2
Agreements..........................................................................  S-2
Ancillary Arrangements..............................................................  S-9
Beneficial Owner.................................................................... S-14
Book-Entry Certificates.............................................................  S-9
Business Day........................................................................  S-8
Card Receivables Backed Securities..................................................  S-2
Cede................................................................................  S-9
Certificateholder...................................................................  S-9
Certificates........................................................................  S-1
[Class A] Certificate...............................................................  S-1
[Class A] Certificate Interest Rate.................................................  S-6
[Class A] Percentage................................................................  S-5
[Class B] Certificate...............................................................  S-1
[Class B] Certificate Interest Rate.................................................  S-6
[Class B] Percentage................................................................  S-5
Closing Date........................................................................  S-6
Code................................................................................ S-10
Collection Account.................................................................. S-17
Collection Period...................................................................  S-6
CRB Issuer.......................................................................... S-12
CRB Securities......................................................................  S-2
CRB Securities Amortization Event................................................... S-21
CRB Securities Certificate Interest Rate............................................ S-20
CRB Securities Controlled Amortization Period....................................... S-21
CRB Securities Disclosure........................................................... S-19
CRB Securities Distribution Date.................................................... S-17
CRB Securities Servicing Fee........................................................ S-23
CRB Servicer........................................................................ S-23
Definitive Certificate..............................................................  S-9
Depositor...........................................................................  S-1
Depository.......................................................................... S-13
Distribution Date...................................................................  S-2
DTC.................................................................................  S-9
ERISA............................................................................... S-10
Federal Tax Counsel................................................................. S-10
Final Scheduled Distribution Date...................................................  S-7
Finance Charge Receivables.......................................................... S-22
GOVERNMENT SECURITIES...............................................................  S-2
Issuer..............................................................................  S-4
LIBOR............................................................................... S-21

Moody's............................................................................  S-12
Percentage Interest................................................................  S-26
Pool Balance.......................................................................   S-7
Principal Receivables..............................................................  S-22
PRIVATE LABEL CUSTODY RECEIPT SECURITIES...........................................   S-2
Prospectus.........................................................................   S-1
Rating Agency......................................................................  S-12
Receivables........................................................................   S-2
Record Date........................................................................  S-14
Required Reserve Account Balance...................................................   S-8
Reserve Account....................................................................  S-16
Reserve Account Initial Deposit....................................................  S-16
Reuters LIBOR......................................................................  S-21
S&P................................................................................  S-12
Seller.............................................................................  S-20
Seller's Interest..................................................................  S-20
Seller's Percentage................................................................  S-20
Telerate LIBOR.....................................................................  S-21
Trust..............................................................................   S-1
Trustee............................................................................   S-1
Underwriter........................................................................   S-1
Voting Rights......................................................................  S-26

                                  APPENDIX A

                               TABLE OF CONTENTS

     This Appendix A contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold.

     Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CRB Securities may be obtained upon request from the Depositor.


[NEED APP FOR EACH OF GS AND PLCRS -- NEED CLARIFICATION]

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR 26 CREDIT SUISSE FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                        ______________________________

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-12
The Trust.................................................................. S-13
Description of the Certificates............................................ S-13
Description of the CRB Securities.......................................... S-18
[Description of the Government Securities..................................S-25]
[DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES...............S-25]
The Depositor.............................................................. S-27
The Trust Agreement........................................................ S-27
The Trustee................................................................ S-30
Use of Proceeds............................................................ S-30
ERISA Considerations....................................................... S-30
[Certain Federal Income Tax Considerations.................................S-30]
Legal Investment Considerations............................................ S-31
Underwriting............................................................... S-31
Legal Matters.............................................................. S-32
Rating..................................................................... S-32
Index of Defined Terms..................................................... S-33

                                  PROSPECTUS

Prospectus Supplement......................................................    3
Reports to Securityholders.................................................    3
Available Information......................................................    3
Incorporation of Certain Documents by Reference............................    3
Summary of Terms...........................................................    5
Risk Factors...............................................................   33
The Trusts.................................................................   41
Trust Assets...............................................................   41
Series Enhancement.........................................................   46
Servicing of Receivables...................................................   50
Description of the Notes...................................................   54
Description of the Certificates............................................   60
Certain Information Regarding the Securities...............................   70
Description of the Trust Agreements or Pooling and Servicing Agreements....   75
Certain Legal Aspects of the Receivables...................................   83
The Depositor..............................................................   87
Use of Proceeds............................................................   88
Certain Federal Income Tax Consequences....................................   88
Certain State and Local Tax Considerations.................................  119
ERISA Considerations.......................................................  121
Plan of Distribution.......................................................  125
Legal Matters..............................................................  126
Index of Defined Terms.....................................................  127
Annex I.................................................................... AI-1


Until [_] days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

================================================================================

                                    $[    ]


                                   CSFB CARD
                              RECEIVABLES TRUSTS



                          $[   ] [ %] [Floating Rate]
                       [Adjustable Rate] [Variable Rate]
                     Asset Backed Certificates, [Class A]

                          $[   ] [ %] [Floating Rate]
                       [Adjustable Rate] [Variable Rate]
                     Asset Backed Certificates, [Class B]



                      Asset Backed Securities Corporation
                                  (Depositor)


                               _________________

                             PROSPECTUS SUPPLEMENT
                                 [  ], 199[ ]

                              ___________________



                         27 Credit Suisse First Boston


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